PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Executes Agreement to Acquire a 92,500 Square Foot Medical
Office Portfolio Located in Texas and Indiana

Scottsdale, Arizona (December 4, 2009) – Healthcare Trust of America, Inc. ( “HTA”), a self-managed, non-traded, real estate investment trust, announced the execution of a purchase and sale agreement to acquire a three building medical office portfolio located in San Angelo, Texas, Corsicana, Texas, and Fort Wayne, Indiana for approximately $20,500,000. The closing of the acquisition is subject to the satisfaction of a number of conditions.

The approximately 92,500 square foot portfolio is 100% leased to community hospitals, which are all wholly-owned subsidiaries of Community Health Systems, Inc., a national healthcare service provider based in Brentwood, Tennessee. Through its subsidiaries, Community Health Systems, Inc. owns, operates or leases 122 hospitals in 29 states, with an aggregate of more than 18,000 licensed beds. The original developer, Atlee Development, is selling the recently developed portfolio with long-term leases in place.

“This acquisition allows us to continue our growth in the states of Texas and Indiana where we have an existing presence. These assets are strategically located on-campus with long-term stable tenancy,” stated Mark D. Engstrom, HTA’s Executive Vice President of Acquisitions.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded, real estate investment trust. HTA has made 45 geographically diverse acquisitions valued at approximately $1.6 billion based on purchase price, which includes 154 buildings and two real estate-related assets, as of December 2, 2009. HTA’s portfolio totals approximately 6.4 million square feet, and includes 137 medical office buildings, four hospitals, 9 skilled nursing and assisted living facilities and four other office buildings located in 20 states, including: Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the portfolio adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the acquisition of the portfolio may not be completed if the conditions to closing are not satisfied; the strength and financial condition of the portfolio; the strength and financial condition of the tenants; uncertainties relating to the local economies of the San Angelo, Texas, Corsicana, Texas, and Fort Wayne, Indiana; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.